QUEST DIAGNOSTICS REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

•	First quarter revenues of $1.89 billion, up 0.4% from 2018

•	First quarter reported diluted EPS of $1.20, down 5.4% from 2018; and adjusted diluted EPS of $1.40, down 7.9% from 2018

•	Cash provided by operations was $275 million, up 53.4% from 2018

•	Outlook for full-year 2019 remains unchanged.

SECAUCUS, N.J., April 23, 2019 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the first quarter ended March 31, 2019.

“We're off to a good start in 2019, with solid volume growth from our expanded health plan access," said Steve Rusckowski, Chairman, President and CEO. "As we anticipated, volume accelerated through the quarter, and we look forward to continued progress as a member of UnitedHealthcare’s Preferred Lab Network beginning July 1. We continue to drive productivity to address ongoing reimbursement pressure, and are well positioned to meet our financial commitments for the remainder of 2019.”

	Three Months Ended March 31,
	2019	2018	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$1,891	$1,884	0.4%
Diagnostic Information Services revenues	$1,812	$1,803	0.5%
Revenue per requisition			(3.0)%
Requisition volume			3.6%
Organic requisition volume			2.4%
Operating income (a)	$248	$272	(8.7)%
Operating income as a percentage of net revenues (a)	13.2%	14.5%	(130) bps
Net income attributable to Quest Diagnostics (a)	$164	$177	(7.3)%
Diluted EPS (a)	$1.20	$1.27	(5.4)%
Cash provided by operations	$275	$180	53.4%
Capital expenditures	$47	$73	(35.3)%

Adjusted (b):
Operating income	$286	$325	(11.6)%
Operating income as a percentage of net revenues	15.1%	17.2%	(210) bps
Net income attributable to Quest Diagnostics	$190	$211	(9.9)%
Diluted EPS	$1.40	$1.52	(7.9)%

(a)
For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

(b)
Beginning in 2019, the company has changed how it presents adjusted income measures to additionally exclude amortization expense for all periods. We believe this presentation provides investors with additional insight to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business.

Outlook for full-year 2019

The Company's outlook for full-year 2019 remains unchanged as follows:

Current Outlook
	Low	High
Net revenues	$7.60 billion	$7.75 billion
Net revenue increase	1%	3%
Reported diluted EPS	Greater than $5.16
Adjusted diluted EPS	Greater than $6.40
Cash provided by operations	Approximately $1.3 billion
Capital expenditures	$350 million	$400 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under the accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefit ("ETB") associated with stock-based compensation, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: Investor; or via live webcast on the Company's website at www.QuestDiagnostics.com/investor. The company suggests participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 866-480-3547 for domestic callers or 203-369-1551 for international callers. No passcode is required. Telephone replays will be available from approximately 10:30 a.m. Eastern Time on April 23, 2019 until midnight Eastern Time on May 7, 2019. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our 46,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2019 and 2018
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Net revenues	$1,891	$1,884

Operating costs and expenses and other operating income:
Cost of services	1,244	1,226
Selling, general and administrative	384	363
Amortization of intangible assets	24	22
Other operating (income) expense, net	(9)	1
Total operating costs and expenses, net	1,643	1,612

Operating income	248	272

Other income (expense):
Interest expense, net	(44)	(41)
Other income (expense), net	9	(2)
Total non-operating expenses, net	(35)	(43)

Income before income taxes and equity in earnings of equity method investees	213	229
Income tax expense	(50)	(52)
Equity in earnings of equity method investees, net of taxes	13	12
Net income	176	189
Less: Net income attributable to noncontrolling interests	12	12
Net income attributable to Quest Diagnostics	$164	$177

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$1.22	$1.30

Diluted	$1.20	$1.27

Weighted average common shares outstanding:
Basic	134	136
Diluted	136	139

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
March 31, 2019 and December 31, 2018
(in millions, except per share data)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$464	$135
Accounts receivable, net	1,079	1,012
Inventories	98	99
Prepaid expenses and other current assets	137	144
Total current assets	1,778	1,390
Property, plant and equipment, net	1,277	1,288
Operating lease right-of-use assets	497	—
Goodwill	6,605	6,563
Intangible assets, net	1,200	1,207
Investment in equity method investees	454	436
Other assets	126	119
Total assets	$11,937	$11,003

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,029	$1,021
Current portion of long-term debt	1,108	464
Current portion of long-term operating lease liabilities	145	—
Total current liabilities	2,282	1,485
Long-term debt	3,131	3,429
Long-term operating lease liabilities	393	—
Other liabilities	713	745
Redeemable noncontrolling interest	77	77
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both March 31, 2019 and December 31, 2018; 217 shares issued as of both March 31, 2019 and December 31, 2018	2	2
Additional paid-in capital	2,671	2,667
Retained earnings	7,694	7,602
Accumulated other comprehensive loss	(55)	(59)
Treasury stock, at cost; 83 shares and 82 shares as of March 31, 2019 and December 31, 2018, respectively	(5,022)	(4,996)
Total Quest Diagnostics stockholders’ equity	5,290	5,216
Noncontrolling interests	51	51
Total stockholders’ equity	5,341	5,267
Total liabilities and stockholders’ equity	$11,937	$11,003

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2019 and 2018
(in millions)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$176	$189
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84	74
Provision for doubtful accounts	4	3
Deferred income tax provision	3	24
Stock-based compensation expense	17	19
Other, net	(18)	(1)
Changes in operating assets and liabilities:
Accounts receivable	(71)	(97)
Accounts payable and accrued expenses	32	(68)
Income taxes payable	43	5
Other assets and liabilities, net	5	32
Net cash provided by operating activities	275	180

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(56)	(130)
Capital expenditures	(47)	(73)
Increase in investments and other assets	(7)	(1)
Net cash used in investing activities	(110)	(204)

Cash flows from financing activities:
Proceeds from borrowings	1,139	935
Repayments of debt	(802)	(832)
Purchases of treasury stock	(53)	(50)
Exercise of stock options	20	34
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(15)	(20)
Dividends paid	(72)	(61)
Distributions to noncontrolling interest partners	(12)	(15)
Contributions from noncontrolling interest partners	—	2
Other financing activities, net	(41)	18
Net cash provided by financing activities	164	11

Net change in cash and cash equivalents and restricted cash	329	(13)
Cash and cash equivalents and restricted cash, beginning of period	135	137
Cash and cash equivalents and restricted cash, end of period	$464	$124

Cash and cash equivalents	$464	$124
Restricted cash	—	—
Cash and cash equivalents and restricted cash, end of period	$464	$124

Cash paid during the period for:
Interest	$28	$49
Income taxes	$3	$2

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended March 31,
	2019	2018
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$164	$177
Less: earnings allocated to participating securities	1	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$163	$176

Weighted average common shares outstanding - basic	134	136
Effect of dilutive securities:
Stock options and performance share units	2	3
Weighted average common shares outstanding - diluted	136	139

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$1.22	$1.30

Diluted	$1.20	$1.27

2)	The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended March 31, 2019 (dollars in millions except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of tax	Net income attributable to Quest Diagnostics	Diluted earnings per common share
As reported	$248	13.2%	$(50)	$13	$164	$1.20
Restructuring and integration charges (a)	22	1.1	(6)	—	16	0.12
Other (b)	(8)	(0.5)	(1)	—	(9)	(0.06)
Amortization expense	24	1.3	(7)	5	22	0.16
ETB	—	—	(3)	—	(3)	(0.02)
As adjusted	$286	15.1%	$(67)	$18	$190	$1.40

	Three Months Ended March 31, 2018 (dollars in millions except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (c)	Equity in earnings of equity method investees, net of tax	Net income attributable to Quest Diagnostics	Diluted earnings per common share
As reported	$272	14.5%	$(52)	$12	$177	$1.27
Restructuring and integration charges (a)	31	1.6	(8)	—	23	0.17
Amortization expense	22	1.1	(7)	4	19	0.14
ETB	—	—	(8)	—	(8)	(0.06)
As adjusted	$325	17.2%	$(75)	$16	$211	$1.52

(a)
For the three months ended March 31, 2019, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. For the three months ended March 31, 2018, represents costs primarily associated with workforce reductions, systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on the company's consolidated statements of operations:

	Three Months Ended March 31,
	2019	2018
	(dollars in millions)
Cost of services	$11	$12
Selling, general and administrative	11	18
Other operating (income) expense, net	—	1
Operating income	$22	$31

(b)
For the three months ended March 31, 2019, the pre-tax impact primarily represents a gain associated with an insurance claim for hurricane related losses partially offset by non-cash asset impairment charges. The following table summarizes the pre-tax impact of these other items on the company's consolidated statements of operations:

	Three Months Ended March 31,
	2019	2018
	(dollars in millions)
Selling, general and administrative	$1	$—
Other operating (income) expense, net	(9)	—
Operating income	$(8)	$—

(c)
For restructuring and integration charges, other items, and amortization expense, income tax impacts, where recorded, were primarily calculated using combined tax rates of 25.5% for both 2019 and 2018. For the gain associated with an insurance claim for hurricane related losses in 2019, there was no net income tax expense as the company is able to utilize net operating loss carryforwards for which a valuation allowance had previously been established.

3)
For the three months ended March 31, 2019, the company repurchased 0.6 million shares of its common stock for $50 million. As of March 31, 2019, $0.5 billion remained available under the company’s share repurchase authorizations.

4)
The outlook for adjusted diluted EPS represents management’s estimates for the full-year 2019 before the impact of special items, including ETB and amortization expense. Further impacts to earnings related to special items may occur throughout 2019. Additionally, the amount of ETB is dependent upon employee stock option exercises and the company's stock price, which are difficult to predict. The following table reconciles our 2019 outlook for adjusted diluted EPS to the corresponding amounts determined under GAAP:

Diluted earnings per common share	$5.16
Restructuring and integration charges (a)	0.68
Other	(0.03)
Amortization expense (b)	0.63
ETB	(0.04)
Adjusted diluted EPS	$6.40

(a)
Represents estimated full-year pre-tax charges of $125 million primarily associated with systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined tax rate of 25.5%.

(b)	Represents the estimated impact of amortization expense for 2019 on the calculation of adjusted diluted EPS. Amortization expense used in the calculation is as follows (dollars in millions):

Amortization of intangible assets	$99
Amortization expense included in equity in earnings of equity method investees, net of taxes	15
Total pre-tax amortization expense	$114

Total amortization expense, net of an estimated tax benefit using a combined tax rate of 25.5%	$85